As filed with the Securities and Exchange Commission on June 23, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	93-0948554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California	92121-4340
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED STOCK INCENTIVE PLAN OF VICAL INCORPORATED

(Full title of the plan)

Copies to:

Vijay B. Samant President and Chief Executive Officer Vical Incorporated 10390 Pacific Center Court San Diego, California 92121-4340 (858) 646-1100	Frederick T. Muto, Esq. L. Kay Chandler, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121-1909 (858) 550- 6000
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value	1,000,000 shares	$5.97	$5,970,000	$638.79

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 21, 2006, as reported by the Nasdaq National Market.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “SEC”) on April 9, 1993 (File No. 333-60826), July 15, 1994 (File No. 33-81602), June 27, 1997 (File No. 333-30181), July 31, 1998 (File No. 333-60293), June 15, 1999 (File No. 333-80681), July 30, 2001 (File No. 333-66254), July 24, 2002 (File No. 333-97019), August 1, 2003 (File No. 333-107581) and June 29, 2004 (File No. 333-116951) are incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by Registrant with the SEC are incorporated by reference in this Registration Statement:

(1)	Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2005;

(2)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

(3)	Registrant’s Current Report on Form 8-K, filed on January 12, 2006;

(4)	Registrant’s Current Report on Form 8-K, filed on March 31, 2006;

(5)	Registrant’s Current Report on Form 8-K, filed on May 24, 2006;

(6)	Registrant’s Current Report on Form 8-K, filed on May 30, 2006;

(7)	Registrant’s Current Report on Form 8-K, filed on June 8, 2006;

(8)	Registrant’s Current Report on Form 8-K/A, filed on June 13, 2006; and

(9)	The description of the Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A filed with the SEC on January 8, 1993. Pursuant to the expanded rights plan, the Series A rights are also expired and new rights do not attach to new common stock shares.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit
4.1(1)	Restated Certificate of Incorporation.
4.2	Certificate of Amendment to Restated Certificate of Incorporation.
4.3(1)	Amended and Restated Bylaws.
4.4(1)	Specimen Common Stock Certificate.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.
23.2	Consent of Independent Registered Public Accounting Firm - KPMG LLP.
23.3	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page 4.
99.1	Amended and Restated Stock Incentive Plan of Vical Incorporated.

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995, and incorporated herein by reference.

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 23, 2006.

VICAL INCORPORATED

By	/s/ VIJAY B. SAMANT
Vijay B. Samant President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vijay B. Samant and R. Gordon Douglas, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ VIJAY B. SAMANT Vijay B. Samant	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2006

/s/ JILL M. CHURCH Jill M. Church	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 23, 2006

/s/ R. GORDON DOUGLAS R. Gordon Douglas	Chairman of the Board of Directors	June 23, 2006

/s/ ROBERT H. CAMPBELL Robert H. Campbell	Director	June 23, 2006

/s/ GARY A. LYONS Gary A. Lyons	Director	June 23, 2006

/s/ ROBERT C. MERTON Robert C. Merton	Director	June 23, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1(1)	Restated Certificate of Incorporation.
4.2	Certificate of Amendment to Restated Certificate of Incorporation.
4.3(1)	Amended and Restated Bylaws.
4.4(1)	Specimen Common Stock Certificate.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.
23.2	Consent of Independent Registered Public Accounting Firm - KPMG LLP.
23.3	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page 4.
99.1	Amended and Restated Stock Incentive Plan of Vical Incorporated.

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995, and incorporated herein by reference.